UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2026

AH REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Columbus St.		,
Virginia Beach	,	Virginia	23462
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHRT	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHRTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel A. Hoffler as a Member of the Board of Directors

On November 5, 2026, Daniel A. Hoffler informed the board of directors (the “Board”) of AH Realty Trust, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Hoffler’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of David Z. Hirsh as a Member of the Board of Directors

On November 5, 2026, the Board appointed David Z. Hirsh as an independent director, effective immediately, to fill the vacancy created by Mr. Hoffler’s resignation from the Board. Mr. Hirsh will serve until the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualifies.

The Board affirmatively determined that Mr. Hirsh is an independent director within the meaning of the New York Stock Exchange listing standards. Mr. Hirsh has not been named to any Board committees at this time.

Mr. Hirsh, age 63, is a seasoned real estate investor with more than 30 years of experience across multiple real estate product types in most major U.S. markets. He is a former Managing Director at Blackstone Inc., where he spent approximately 16 years in the firm’s Real Estate Asset Management Group until his retirement in January 2018. During his tenure at Blackstone, his responsibilities included the day-to-day oversight and strategic management of Equity Office Properties, IndCor Industrial Properties, and the LXR Hotels and Resorts portfolio, as well as several investments in the retail and senior housing sectors. Prior to joining Blackstone, Mr. Hirsh spent approximately 15 years at Citigroup Inc., including six years in real estate asset management, where he led the hotel group, and five years in corporate finance specializing in corporate real estate and project lending. Mr. Hirsh currently serves as an independent director of Comstock Holding Companies, Inc. (Nasdaq: CHCI) and Seaport Entertainment Group Inc. (NYSE American: SEG) and previously served on the board of directors of SILVERspac Inc. (Nasdaq: SLVR) from September 2021 to September 2023. He has been an Independent Advisor to Townhouse Partners, a global real estate industry consulting provider, since December 2024 and from January 2022 to December 2024 served as Vice Chairman of Sterling Investors, a real estate investment firm that he joined in April 2020 as a Senior Advisor. Mr. Hirsh is also an Adjunct Professor and Vice Chair of the Advisory Board at the New York University Schack Institute of Real Estate. Mr. Hirsh earned a B.B.A. in Public Accounting from Pace University and an M.S. in Real Estate Development and Investment from New York University. The Company believes Mr. Hirsh's extensive experience in commercial real estate asset management and investment, together with his background in public accounting and capital markets, qualify him to serve as a member of our Board

Mr. Hirsh’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Mr. Hirsh also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.4 to Amendment No. 1 to the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025, filed on February 27, 2026.

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, the Company issued a press release announcing the resignation of Mr. Hoffler and the appointment of Mr. Hirsh. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 9, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AH REALTY TRUST, INC.

Date: November 9, 2026	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer and Treasurer